                                                                   EXHIBIT 10.12




November 7, 1997

Mr. Bill Atchinson
9880 North 111th Place
Scottsdale, AZ  85259
602/314-1012


Dear Bill,

It is with great pleasure that we extend this offer to you. We are excited about your joining Celestial Seasonings and know you will be a strong addition to our team.

The following information covers the specifics of our verbal offer:

1.  Position:   General Manager, Supplements

2.  Reports To:   Steve Hughes, President and CEO

3. Compensation: Base salary will be $160,000 per year with a performance/salary review one year from your start date. In addition, you will receive a one-time sign-on bonus of $10,000.00.

4.  Bonus Plan:  You are eligible to participate in the following:
    ----------

     A. Annual Performance Bonus: Beginning on your start date, you will be a participant in a mutually agreed to bonus plan based on established company and personal goals (outlined below), with a target bonus opportunity of 40 percent of base salary. Your participation in this plan for the current fiscal year will be prorated from your start date.

                           FY98                                             FY99
------------------------------------------------------------------------------------------------------
    % Payout of           Revenue           P&L          % Payout of       Revenue           P&L
    Base Salary                                          Base Salary
------------------------------------------------------------------------------------------------------
        40%                $25M            <4.5M>            40%            40M               0
------------------------------------------------------------------------------------------------------
        80%                $40M            <4.5M>            80%            65M              4M
------------------------------------------------------------------------------------------------------
       120%                $60M            <4.5M>           120%           100M              8M
------------------------------------------------------------------------------------------------------
       160%                $80M            <4.5M>           160%           120M             12M
------------------------------------------------------------------------------------------------------

Mr. Bill Atchinson
November 7, 1997
Page 2


     B. All-company bonuses of $25 for your birthday, $50 for Thanksgiving and $100 for the holiday season.

5. Car: Celestial Seasonings will provide a company leased vehicle, including insurance. Out-of-pocket costs are your responsibility.

6. Apartment: Celestial Seasonings will provide you with a furnished apartment and will pay for electricity, cable TV, telephone and charges relating to Celestial business.

7. Travel Expenses: You will be reimbursed for reasonable coach airfare expenses to be expensed through Celestial's travel report.

8. Stock Options: The Board of Directors will grant you an option of 15,000 shares of Celestial Seasonings, Inc. common stock contingent upon Board of Directors approval. The exercise price of the options will be the closing price on your first day of employment. These options will vest over three years.

9.   Benefit Plans:  You will be eligible to participate in the following:

     A. Paid Vacation - You will receive four weeks of vacation upon your start date with the company. You will then accrue vacation at four weeks each succeeding year.

     B. Thrift Plan (Tax-Deferred Compensation Plan) - Effective the first quarterly enrollment period following six months of employment, you may participate in our Thrift Plan. You may contribute up to 16% of your base salary, up to the allowable annual limit, with the company matching 50% of the first 8% that you contribute. You vest in the company match contribution at 20% per year.

     C. Thrift Retirement Contribution - In addition to the Thrift Plan matching contribution, a percentage of profit, after taxes (up to 2 1/2% of eligible payroll), is distributed to all employees based on a point system using length of service and compensation. This contribution will occur after the end of the fiscal year. You vest in this contribution at 20% per year.

     D. Employee Stock Ownership Plan - This plan gives employees an ownership interest in the company and a share of the company's growth. Company contributions occur after 12 months of service. Vesting is 60% after 3 years, 80% after 4 years and 100% after 5 years.

Mr. Bill Atchinson
November 7, 1997
Page 3


     E. Employee Stock Purchase Plan - This plan gives employees an opportunity to purchase stock through payroll deductions. We will provide you with more information during your employee orientation session.

     F. Employee Assistance Program - This program is available to you and other members of your immediate family. It provides a wide range of professional counseling service, at no cost to you.

     G. Tuition Reimbursement Program - Provides 100% tuition reimbursement, up to $2,000 maximum per year, for any successfully completed, approved course. You will be eligible to participate in this program after successfully completing three months of service.

     H. Welfare Benefits - Celestial Seasonings also offers Welfare Benefits, which will be described by Stephanie Thibault in your employee orientation session.

10. Confidentiality Agreement - Celestial has an "Employee Confidentiality Agreement and Covenant Not to Compete" which all exempt employees are asked to sign and return the signature page to us. One copy is enclosed.

Bill, we know that you will be an excellent addition to the Celestial Seasonings' team. We understand that your start date is to be determined. If you have any questions about this offer, please call either of us. Please sign this offer acknowledging acceptance and return one original to us, along with the signature page of the Confidentiality Agreement. A self-addressed confidential envelope is enclosed for your convenience.

Best regards,


/S/ STEVE HUGHES                                     /S/ MARIE GAMBON
-----------------                                    ----------------
Steve Hughes                                         Marie Gambon
President & CEO                                      Vice President for People


Accepted:


/S/ BILL ATCHINSON             12/1/97
------------------------------------------------------------------------------
Bill Atchinson                 Date

Enclosures